NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Expands Product Line and Market Opportunity with Acquisition of OrBIT Completion Drill Bits

VERNAL, UT, January 15, 2015 — Superior Drilling Products, Inc. (NYSE MKT:SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries, announced today that it has purchased the exclusive manufacturing, marketing and sales rights and the current inventory of the OrBIT completion drill bit product line from Tenax Energy Solutions. Consideration for the acquisition was approximately $300 thousand in cash plus term payments of up to $2 million subject to future OrBIT sales revenue over a 2-year period. The agreement also provides SDPI the right of first refusal on any new or additional intellectual property of Tenax Energy Solutions.

Troy Meier, Chief Executive Officer of Superior Drilling Products, Inc., commented, “The OrBIT drill bit technology opens up the completion and workover markets for our downhole tool manufacturing business. With the recent commodity price reductions, workover and completion activities are likely to become a greater focus for capital spending by the exploration and production companies that we serve as they work to get the most out of their existing production fields. With the addition of this technology, we are now able to offer a lower cost method of drilling frac plugs and to re-enter producing wells for workover and re-completion activities.”

The OrBIT drill bits are designed to perform completion and workover activities in a more efficient and cost effective manner through the use of carbide cutting structures on a unicone bit design. As a result, the OrBIT tool is able to minimize milling time in the wellbore, far exceeding the industry norm for similar tools.

About Superior Drilling Products, Inc.
SDPI is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDPI is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. In addition, SDPI manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. SDPI operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators. It also plans to grow its manufacturing operations by providing its oil field services customers with design, prototype development and manufacturing of their proprietary technologies.

Additional information about the Company can be found at its website: www.sdpi.com.

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Superior Drilling Products, Inc. Expands Product Line and Market Opportunity with
Acquisition of OrBIT Completion Drill Bits
January 15, 2015

Safe Harbor Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com